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                                                                 EXHIBIT 10.9.1


                    FIRST AMENDMENT TO SHAREHOLDER AGREEMENT
                    ----------------------------------------

    THIS FIRST AMENDMENT TO SHAREHOLDER AGREEMENT (this "Amendment"), is made as of and is effective as of September 29, 1995 by and among NEW META LICENSING CORPORATION, a Delaware corporation (the "Corporation") and each of the undersigned (collectively referred to as the "Shareholders"):


                              W I T N E S S E T H:
                              --------------------

    WHEREAS, as of the date hereof, the Shareholders and the Corporation entered into a Shareholder Agreement (the "Shareholder Agreement); and

    WHEREAS, to correct and clarify the Shareholder Agreement to reflect the intentions of the parties thereto, the Corporation and the Shareholders enter into this Amendment;

    NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement, intending to be legally and equitably bound, hereby agree as follows:

    1. Article 4(d)(iii)(A) of the Shareholder Agreement is amended by replacing that section in its entirety with the following:

       One fifth (1/5) of the Shares owned on the date hereof by each of Ynjiun
       P. Wang, Yung Fu Chang and John Chu, respectively, are hereby deemed to have "Fixed" on January 1, 1995 and one fifth (1/5th) shall "Fix" on each of the next four (4) anniversaries of January 1, 1995.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first appearing above.

                                NEW META LICENSING CORPORATION


                                By: /s/ David B. Swank
                                    ---------------------------
                                    David B. Swank, President